EXHIBIT 4.2

PENINSULA GAMING, LLC

AND

PENINSULA GAMING CORP.

(as Issuers)

$305,000,000

10.750% Senior Unsecured Notes due 2017

_____________

INDENTURE

Dated as of August 6, 2009

_____________

U.S. BANK NATIONAL ASSOCIATION

(as Trustee)

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TABLE OF CONTENTS

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Page
SECTION 12.10	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS	105
SECTION 12.11	SUCCESSORS	105
SECTION 12.12	SEVERABILITY	105
SECTION 12.13	COUNTERPART ORIGINALS	105
SECTION 12.14	TABLE OF CONTENTS, HEADINGS, ETC.	105

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CROSS-REFERENCE TABLE *

TIA Section                                                                                                Indenture Section
310(a)(1)                                                                                                      7.10
(a)(2)                                                                                                            7.10
(a)(3)                                                                                                            N.A.
(a)(4)                                                                                                            N.A.
(a)(5)                                                                                                            7.8; 7.10
(b)                                                                                                                 7.8; 7.10; 12.2
(c)                                                                                                                 N.A.
311(a)                                                                                                           7.11
(b)                                                                                                                7.11
(c)                                                                                                                 N.A.
312(a)                                                                                                           2.5
(b)                                                                                                                12.3
(c)                                                                                                                 12.3
313(a)                                                                                                           7.6
(b)(1)                                                                                                            N.A.
(b)(2)                                                                                                            7.6, 7.7
(c)                                                                                                                 7.5, 7.6; 12.2
(d)                                                                                                                7.6
314(a)                                                                                                          4.3; 4.4; 12.2
(b)                                                                                                                N.A.
(c)(1)                                                                                                           12.4
(c)(2)                                                                                                           12.4
(c)(3)                                                                                                           N.A.
(d)                                                                                                                10.5
(e)                                                                                                                12.5
(f)                                                                                                                N.A.
315(a)                                                                                                         7.1(b)
(b)                                                                                                               7.5; 12.2
(c)                                                                                                               7.1(a)
(d)                                                                                                              7.1(c)
(e)                                                                                                               6.11
316(a)(last sentence)                                                                               2.9
(a)(1)(A)                                                                                                     6.5
(a)(1)(B)                                                                                                      6.4
(a)(2)                                                                                                           N.A.
(b)                                                                                                                6.7
(c)                                                                                                                6.3
317(a)(1)                                                                                                      6.8
(a)(2)                                                                                                            6.9
(b)                                                                                                                2.4
318(a)                                                                                                          12.1
(c)                                                                                                                12.1
_____________________________
N.A. means not applicable

*	This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE, dated as of August 6, 2009, by and among Peninsula Gaming, LLC, a Delaware limited liability company, Peninsula Gaming Corp., a Delaware corporation, the Subsidiary Guarantors (as defined herein), and U.S. Bank National Association, as trustee.

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.750% Series A Senior Unsecured Notes due 2017 (the “Series A Notes”) and the 10.750% Series B Senior Unsecured Notes due 2017 (the “Series B Notes” and, together with the Series A Notes, the “Notes”):

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.1	Definitions

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“501 Global Note” means one or more Global Notes bearing the Private Placement Legend that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Issuers or any of the Restricted Subsidiaries or any parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Debt” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, becomes a Restricted Subsidiary or Indebtedness assumed in connection with the acquisition of assets from such Person other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary or such acquisition of assets.

“Additional Notes” means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes).  All references herein to “Notes” shall be deemed to include Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with

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correlative meaningsthe terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing and for the avoidance of doubt, Jefferies & Company, Inc. shall be deemed not to be an Affiliate of PGP, the Company or any Restricted Subsidiary.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Amelia Belle Purchase Agreement” means that certain Purchase Agreement, dated as of June 18, 2009, by and among Columbia Properties New Orleans, L.L.C., AB Casino Acquisition LLC and PGP, as such agreement may be amended and supplemented from time to time.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(a)           the highest marginal Federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States, plus

(b)           to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity, (x) the greatest of (i) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of California, (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Louisiana, and (iii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Applicable Income Tax Rate” means a rate equal to the sum of:

(a)           the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States, plus

(b)           to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity, (x) the greatest of (i) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California, (ii) an amount equal to the sum of the highest marginal state and

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local ordinary income tax ratesapplicable to an individual who is a resident of the State of Louisiana, and (iii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(i)	1.0% of the principal amount of such Note; or

(ii)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Note at August 15, 2013 (such redemption price being set forth in Section 3.7(b)) plus (ii) all required interest payments due on the Note through August 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of such Note, if greater.

“Asset Sale” means:

(i)           any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a “transfer”), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; or

(ii)           direct or indirect issuance or sale of any Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares), in each case to any Person (other than the Company or a Restricted Subsidiary).

For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term “Asset Sale” shall not include:

(1)           any exchange of Gaming Equipment or furniture, fixtures or other equipment for replacement items in the ordinary course of business,

(2)           any transaction or series of related transactions that have a fair market value (or result in gross proceeds) of less than $2,500,000,

(3)           any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of Section 4.15 and Article V,

(4)           any Investments that are not prohibited by Section 4.9,

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(5)           (A) any transfer of inventory, equipment, receivables or other assets acquired and held for resale in the ordinary course of business or (B) any transfer or liquidation of Cash Equivalents,

(6)           any transfer of damaged, worn out or other obsolete personal property so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable,

(7)           any grant of any Liens not otherwise prohibited by this Indenture, or

(8)           any transfer of properties or assets by (i) the Issuers or a Subsidiary Guarantor to the Issuers or any Subsidiary Guarantor, or (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any other Restricted Subsidiary.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. Sec.101-1330, as amended.

“Bankruptcy Law” means Title 11 of the U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not otherwise applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means any day other than a Legal Holiday.

“Capital Corp.” means Peninsula Gaming Corp., a Delaware corporation, and its successors in accordance with the terms of this Indenture, and not any of its subsidiaries.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, (iii) with respect to any other Person, any and all partnership or other equity interests of such Person.

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“Cash Equivalent” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

“Change of Control” means the occurrence of any of the following events:

(i)           any merger or consolidation of the Company or PGP with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or PGP, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities;

(ii)           any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company or PGP;

(iii)           after any bona fide underwritten registered public offering of Capital Stock of the Company, during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Managers of the Company (together with any new Managers whose election by such Managers or whose nomination for election by the Members was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved, including new Managers designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of Managers) cease for any reason to constitute a majority of the Managers of the Company then in office; provided, however, that there shall be no Change of Control pursuant to this clause (iii) if during such 24-month period any of the Excluded Persons continues to control or manage, directly or indirectly, the day-to-day operations of the Company;

(iv)           the Company adopts a plan of liquidation or dissolution; or

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(v)           the first day on which the Company fails to own 99% of the issued and outstanding Equity Interests of Capital Corp.;

provided, that a “Change of Control” shall not occur solely by reason of a Permitted C-Corp Conversion.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

 “Company” means Peninsula Gaming, LLC, and its successors in accordance with the terms of this Indenture, and not any of its subsidiaries.

“consolidated” means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided, that “consolidated” shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

“Consolidated EBITDA” means, with respect to any Person (the referent Person) for any period, the sum of Consolidated Net Income of such Person and the Restricted Subsidiaries for such period, without duplication;

plus (i) consolidated income tax expense of such Person and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and the amount of Permitted Tax Distributions subtracted from Net Income in the determination of the Consolidated Net Income of such Person for such period;

plus (ii) Consolidated Interest Expense, to the extent deducted in computing such Consolidated Net Income;

plus (iii) Consolidated Non-Cash Charges, to the extent deducted in computing such Consolidated Net Income;

plus (iv) Pre-Opening Expenses, to the extent deducted in computing such Consolidated Net Income;

plus (v) Restricted Payments to Excluded Persons to the extent deducted in computing such Consolidated Net Income; and

minus (vi) (x) extraordinary non-cash gains increasing such Consolidated Net Income and (y) the amount of all cash payments made by such Person or any of the Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

“Consolidated Interest Expense” means, with respect to any Person for any period, (a) (i) the consolidated interest expense of such Person and the Restricted

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Subsidiaries for such period, net of interest income, whether capitalized, paid, accrued or scheduled to be paid or accrued (including amortization of original issue discount, noncash interest payment, the interest component of Capital Lease Obligations and all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings) plus (ii) to the extent not already included in such consolidated interest expense, all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital Stock of such Person or any Disqualified Capital Stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, in the case of each of clauses (i) and (ii), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case accrued during such period in connection with any transaction or proposed transaction to redeem, refinance, repurchase, exchange or retire any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above less (c) any premiums, fees and expenses (including the amortization thereof) payable in connection with the Proposed Gaming Acquisition, the offering of the Notes and the Secured Notes and the application of the net proceeds therefrom or any other refinancing or repayment of Indebtedness shall be excluded from this definition to the extent such premium, fee or expense was included in the calculation made pursuant to clause (a) above.

“Consolidated Leverage Ratio” means, with respect to any Person and its Restricted Subsidiaries, as at any date of determination, the ratio of Consolidated Total Indebtedness as at such date to Consolidated EBITDA for the most recently ended four consecutive fiscal quarters for which financial statements of such Person are available immediately prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person (the referent Person) for any period, the sum of (a) the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any other Person (other than a Restricted Subsidiary of the referent Person) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, and (ii) the Net Income of any Restricted Subsidiary shall not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, (b) Consolidated Non-Cash Charges described in clauses (b)(i) - (iv) of the definition of “Consolidated Non-Cash Charges,” of such Person

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and the Restricted Subsidiaries to the extent deducted in computing such Net Income and (c) without duplication, the write-off of deferred financing costs, discounts and any charges related to any premium or penalty paid, in each case accrued during such period in connection with the redemption or retirement of Indebtedness in connection with the Transactions, as determined in accordance with GAAP, to the extent such expense, cost, discount or charge was deducted in computing such Net Income.

“Consolidated Net Worth” means, with respect to any Person, the total stockholders’ (or members’) equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders’ (or members’) equity), (i) the amount of any such stockholders’ (or members’) equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, (a) the aggregate depreciation and amortization expense for such Person and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and (b) all other non-cash charges of such Person and the Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP, including, without limitation, non-cash charges related to (i) any non-cash expense realized or resulting from Management Arrangements, including the pricing or repricing or issuances of Equity Interests of the Company or PGP to employees of the Company (whether accruing at or subsequent to the time of such repricing or issuance), (ii) impairment of goodwill, intangibles or fixed assets, (iii) purchase accounting adjustments, and (iv) restructuring charges, non-capitalized transaction costs and other non-cash charges incurred in connection with actual or proposed Investments, financings, refinancings, amendments or modifications to the Notes or other Indebtedness, acquisitions or divestitures (including, without limitation, the Proposed Gaming Acquisition, borrowings under the Existing Senior Secured Credit Facility, the issuance of the Notes or the Secured Notes or any refinancing of any of the foregoing) of such Person and the Restricted Subsidiaries for such period; but, in each case, excluding (x) any such charges constituting an extraordinary item or loss, and (y) any such charge which requires an accrual of or a reserve for cash charges for any future period.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of any Person and its Restricted Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP.

“Contractually subordinate” means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.

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“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3 and 4 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities that are pari passu or senior in respect of payment to the Notes. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because such Equity Interests mature or become mandatorily redeemable, or give the holders thereof the right to require the Company to repurchase such Equity Interests, in each case, upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as are required to be purchased pursuant to the provisions of Section 4.15 and Section 4.13.

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“Diamond Jo” means the Diamond Jo casino and related facilities in Dubuque, Iowa.

“Diamond Jo Worth” means the Diamond Jo Worth casino and related facilities in Northwood, Iowa.

“DJL” means Diamond Jo, LLC, a Delaware limited liability company.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Equity Holder” means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a

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partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of “Flow Through Entity,” the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of “Flow Through Entity,” an owner thereof.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an underwritten offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act or (ii) an offering of Qualified Capital Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Series B Notes, identical in all respects to the Series A Notes (including with respect to the Subsidiary Guarantees endorsed thereon), except for references to series and restrictive legends, issued pursuant to an Exchange Offer.

“Exchange Offer” means an offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Excluded Person” means (i) PGP, (ii) PGP Investors, LLC, (iii)  M. Brent Stevens, (iv) Michael S. Luzich, (v) OEDA, (vi) any Affiliate or Manager of PGP, PGP Investors, LLC, OEDA, M. Brent Stevens or Michael S. Luzich (collectively, the “Existing Holders”), (vii) any trust, corporation, partnership or other entity (a) controlled by the Existing Holders and members of the immediate family of the Existing Holders or (b) 80% of the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or (viii) any partnership the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.

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“Existing Senior Secured Credit Facility” means (i) that certain Loan and Security Agreement, dated as of June 16, 2004, by and among DJL, OED and Wells Fargo Foothill, Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity thereof, refinancing, replacing, supplementing or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing or supplementing the amount loaned or issued thereunder or altering the maturity thereof, whether pursuant to a credit agreement, indenture or other debt facility (any of the foregoing, an “Amendment”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Existing Senior Secured Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided, the Company and the Restricted Subsidiaries, taken as a whole, do not incur Indebtedness pursuant to any Amendment defined in clause (i) or any Indebtedness incurred under clause (ii) in an aggregate principal amount at any time outstanding in excess of the maximum aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (i) of Section 4.7.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuers.

“FF&E” means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Restricted Subsidiaries in the ordinary course of business for use in the construction and business operations of the Company or the Restricted Subsidiaries.

“FF&E Financing” means Indebtedness, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided, that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and

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assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such FF&E Financing.

“Flow Through Entity” means an entity that for Federal income tax purposes constitutes (i) an “S corporation” (as defined in Section 1361(a) of the Code), (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership” (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a “Federal Flow Through Entity”).

“GAAP” means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the SEC.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Iowa Gaming Commission, the Louisiana Gaming Control Board, the Louisiana State Racing Commission and any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Company or any of the Subsidiaries.

“Gaming Equipment” means slot machines, video poker machines, and all other gaming equipment and related, signage, accessories and peripheral equipment.

“Gaming FF&E Financing” means FF&E Financing, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

“Gaming Licenses” means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming or racing activities in any state or jurisdiction in which the Company or any of the Restricted Subsidiaries conducts business (including,

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without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

“Gaming Property” means: (i) the Diamond Jo, the Diamond Jo Worth and the Evangeline Downs horse racetrack and casino, in each case, so long as it is owned by the Company or a Restricted Subsidiary and (ii) any other gaming facility or gaming operation owned and controlled or to be owned and controlled after the Issue Date by the Company or a Restricted Subsidiary and that contains, or that based upon a plan approved by the Company’s Managers shall contain upon the completion of the construction or development thereof, an aggregate of at least 500 slot machines or other gaming devices.

“Gaming Property Financing” means a financing, in whole or in part, of (x) the acquisition of any Gaming Property, (y) the construction of any Gaming Property (but only to the extent that the proceeds of such Indebtedness are used to acquire land, furniture, fixtures and equipment, prepare the site or construct improvements thereon) or (z) an investment in any Gaming Property.

“Global Notes” means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3 and 4 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

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“guaranty” or “guarantee,” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. “guaranty” or “guarantee” used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate exchange agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, including any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) representing Capital Lease Obligations, (f) under bankers’ acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (h) in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

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“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchasers” mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated July 28, 2009, with respect to the Series A Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Interest” means the interest payable on the Notes.

“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, (a) pro forma effect shall be given to the incurrence, repayment or retirement by the Company or any of the Restricted Subsidiaries of any Indebtedness (other than Indebtedness incurred in the ordinary course of business for general corporate purposes pursuant to working capital facilities) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by the Company or any of the Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S X promulgated by the SEC or any other regulation or policy of the SEC) as a result of such acquisition, merger or consolidation; provided that (x) such cost savings were identified and quantified in an Officers’ Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers’ Certificate states that such officers believe in good faith that actions shall be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y)  with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers’ Certificate (regardless, however, of whether the corresponding cost savings have been achieved). Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

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“Interest Payment Date” means the stated due date of an installment of Interest on the Notes.

“Interest Record Date” means a Interest Record Date specified in the Notes, whether or not such date is a Business Day.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances or capital contributions (excluding (i), payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business, (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice and (iii) deposits and prepaid expenses incurred in the ordinary course of business or in connection with proposed transactions that are not consummated), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Iowa Gaming Commission” means the Iowa Racing and Gaming Commission, or any successor Gaming Authority.

“Issue Date” means the date of first issuance of the Notes under this Indenture.

“Issuers” means the Company and Capital Corp. and their respective successors in accordance with the terms of this Indenture, and not any of their respective subsidiaries.

“Legal Holiday” means a Saturday, Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Management Arrangements” means profits interests grants or similar equity interest arrangements, employment agreements, consulting agreements,

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management agreements, operating agreements and other similar arrangements by and among the Company, any Affiliate of the Company or any manager, officer, member, employee or consultant of the Company or such Affiliate and such or similar agreements as may be modified, supplemented, amended, entered into or restated from time to time consistent with industry practice and approved by the Managers of PGP or the Company, provided that the aggregate amount of payments made to an Excluded Person (other than the Company or any of the Restricted Subsidiaries) pursuant to any such equity interest, employment, consulting, management, operating or similar agreements or arrangements for any fiscal year shall not exceed 4.0% of the Consolidated EBITDA of the Company for the immediately preceding fiscal year.

“Managers” means, with respect to any Person (i) if such Person is a limited liability company, the board member, board members, manager or managers appointed pursuant to the operating agreement of such Person as then in effect or (ii) otherwise, the members of the board of directors or other governing body of such Person.

“Members” means the holders of all of the Voting Stock of the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any Person for any period, (a) the net income (or loss) of such Person for such period, determined in accordance with GAAP, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any asset sale or abandonment, including pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss, reduced by (b) an amount equal to the amount of Permitted Tax Distributions actually made (without duplication) to any parent or Equity Holder of such Person for such period in accordance with clause (iii) of Section 4.9(b) as though such amounts had been paid as income taxes directly by such Person for such period.

“Net Proceeds” means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of:

(i)           the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

(ii)           taxes required to be paid by the Company, any of the Subsidiaries, or any Equity Holder of the Company (or, in the case of any Company Equity Holder that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in

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the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

(iii)           amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and

(iv)           appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale).

“Non-U.S. Person” means any Person other than a U.S. Person.

“Notes Custodian” means initially the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.

“Obligation” means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage (including, without limitation, liquidated damages) and other obligation and liability payable under the documentation governing any liability.

“OED” means The Old Evangeline Downs, L.L.C., a Louisiana limited liability company.

 “OEDA” means OED Acquisition, LLC, a Delaware limited liability company.

“Offering” means the offering of the Notes by the Issuers.

“Offering Memorandum” means that offering memorandum of the Issuers, dated July 28, 2009, without giving effect to any amendment or supplement thereto or modification thereof.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person or any other Person designated by the Managers of such Person and serving in a similar capacity.

“Officers’ Certificate” means a certificate signed on behalf of the Company and Capital Corp. by two Officers of each of the Company and Capital Corp., in each case, one of whom must be the Manager, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or a Senior or Executive Vice President of the Company and Capital Corp., respectively.

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“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to any of the Issuers, any Subsidiary of any of the Issuers or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Peninsula Gaming” means Peninsula Gaming, LLC, a Delaware limited liability company.

“Permitted C-Corp Conversion” means a transaction resulting in the Company becoming subject to tax under the Code as a corporation (a “C Corporation”); provided, that:

(1)           the C Corporation resulting from such transaction, if a successor to Peninsula Gaming, LLC, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of the Company under the Notes, the Registration Rights Agreement and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

(2)           after giving effect to such transaction no Default or Event of Default exists;

(3)           prior to the consummation of such transaction, the Company shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the Holders shall not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and shall be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officers’ Certificate as to compliance with all of the conditions set forth in clauses (1), (2) and (3)(a) above; and

(4)           such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming or racing laws.

“Permitted Investments” means:

(i)           Investments by (a) any Issuer or any Subsidiary Guarantor in any Issuer or in any Subsidiary Guarantor or (b) any Restricted Subsidiary that is not a Subsidiary Guarantor in any Issuer or any other Restricted Subsidiary;

(ii)           Investments in Cash Equivalents;

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(iii)           Investments in a Person, if, as a result of such Investment, such Person (a) becomes a Subsidiary Guarantor, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Subsidiary Guarantor;

(iv)           Hedging Obligations;

(v)           Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.13;

(vi)           Investments existing on the Issue Date;

(vii)           Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

(viii)           credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

(ix)           stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company (a) in satisfaction of judgments or (b) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;

(x)           loans or other advances to employees of the Company and the Subsidiaries in an aggregate amount not to exceed $2,500,000 at any one time outstanding;

(xi)           intercompany Indebtedness incurred pursuant to clause (v) of Section 4.7(b);

(xii)           Investments in the Notes and the Secured Notes; and

(xiii)           Investments not otherwise permitted by clauses (i) through (xii) above, not to exceed $20,000,000 at any one time oustanding.

“Permitted Liens” means:

(i)           Liens securing Indebtedness of the Company or any of the Restricted Subsidiaries incurred pursuant to clause (i) of Section 4.7(b);

(ii)           Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an event of default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

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(iii)           security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of borrowed money) or leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

(iv)           Liens for taxes, assessments or other governmental charges either (a) not yet delinquent or (b) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(v)           Liens of carriers, warehousemen, mechanics, landlords, materialmen, suppliers, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(vi)           easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, and that do not materially detract from the value of the property subject thereto (as such property is used by the Company or a Restricted Subsidiary) or materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(vii)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of the Company or any of the Restricted Subsidiaries;

(viii)           Liens securing Refinancing Indebtedness incurred in compliance with this Indenture to refinance Indebtedness secured by Liens; provided, that (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens, if any, securing the Notes, the Subsidiary Guarantees or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

(ix)           Liens that secure Acquired Debt or Liens on property of a Person existing at the time such Person is merged into or consolidated with, or such property was acquired by, the Company or any Restricted Subsidiary; provided, that such Liens do not extend to or cover any other property or assets and were not put in place in anticipation of such acquisition, merger or consolidation;

(x)           any interest or title of a lessor under any Capital Lease Obligation or operating lease; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation or operating lease;

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(xi)           Liens that secure Purchase Money Obligations, Capital Lease Obligations or FF&E Financing permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed and property and assets which, immediately prior to the incurrence of such Purchase Money Obligations, Capital Lease Obligations or FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such Purchase Money Obligations, Capital Lease Obligations or FF&E Financing;

(xii)           Liens securing Obligations under this Indenture, the Notes, the Subsidiary Guarantees or any collateral document evidencing any such Lien;

(xiii)          with respect to any vessel owned by the Company or the Restricted Subsidiaries, certain maritime liens, including liens for crew’s wages and salvage;

(xiv)          Liens in favor of the Company or any Subsidiary Guarantor, in which a security interest has been granted to the Trustee to secure the payment of the Notes or a Subsidiary Guaranty, respectively;

(xv)           Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of the Subsidiaries in the ordinary course of business;

(xvi)          Liens incurred in the ordinary course of business securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(xvii)         Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(xviii)        Liens on a pledge of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

(xix)           leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Restricted Subsidiaries or materially detracting from the value of the relative assets of the Company or any Restricted Subsidiary;

(xx)           Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xxi)           Liens securing intercompany Indebtedness incurred pursuant to clause (v) of Section 4.7(b);

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(xxii)           Liens securing guarantees by Subsidiary Guarantors of Indebtedness incurred by any Issuer or Subsidiary Guarantor that is secured by a Permitted Lien if such guarantees are permitted by Section 4.7;

(xxiii)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(xxiv)           Liens securing Indebtedness of the Company or the Restricted Subsidiaries if, immediately after giving pro forma effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 2.0 to 1.0.

“Permitted Tax Distributions” in respect of the Company means, with respect to any taxable year or portion thereof in which the Company is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of the Company for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (for this purpose, net short-term capital gain in excess of net long-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for the Company for such year or portion thereof. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity (but only for periods for which such Subsidiary is treated as a Flow Through Entity), which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PGP” means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of the Company, and the indirect parent of Capital Corp.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuer and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

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“Proposed Gaming Acquisition” means the acquisition of the Amelia Belle Casino pursuant to the terms of the Amelia Belle Purchase Agreement.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(i)(A) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“pro forma” shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

“Purchase Money Obligations” means Indebtedness representing, or incurred to finance (or to Refinance Indebtedness incurred to finance), the cost (i) of acquiring any assets (including FF&E) and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided, that (a) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and assets which, immediately prior to the incurrence of such Purchase Money Obligations, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Indenture) to the lender of such Purchase Money Obligations and (b) such Indebtedness is (or the Indebtedness being Refinanced was) incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend, that shall be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

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“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

“Related Business” means any business in which PGP, the Company or any Subsidiary of the Company was engaged on the Issue Date and any and all other businesses that in the good faith judgment of the Managers of the Company are similar, related, ancillary or complementary to such business, including, but not limited to, the entertainment and hotel businesses and food and beverage distribution operations.

“Required Regulatory Redemption” means a redemption by the Issuers of any Holder’s Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License or to the extent necessary in the reasonable, good faith judgment of the Managers of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any gaming or similar laws and is not found suitable or so qualified within 30 days after being requested to do so (or such lesser period that may be required by any Governmental Authority).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

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“Restricted Payments” means:

(i)           any dividend or other distribution declared or paid on account of any Equity Interests of the Company or any of the Restricted Subsidiaries or any other payment to any Excluded Person or Affiliate thereof (other than, in each case, (a) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (b) amounts payable to the Company or any Restricted Subsidiary);

(ii)           any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Restricted Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

(iii)           any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guaranty thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

(iv)           any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary which at the time of determination is not an Unrestricted Subsidiary.

“Return from Unrestricted Subsidiaries” means (a) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary of the Company is designated to be a Restricted Subsidiary, the fair market value of the Company’s Investment in such Subsidiary on the date of such designation.

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“SEC” means the United States Securities and Exchange Commission, or any successor agency.

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“Secured Debt” means Indebtedness of the Company or its Restricted Subsidiaries secured by a Lien (other than a Lien permitted to be incurred pursuant to clauses (ii)-(vii), (x), (xiii)-(xvi) or (xviii)-(xxiii) of the definition of Permitted Liens).

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn) to (b) Consolidated EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination, in each case with such pro forma adjustments to Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio.”

“Secured Notes” means the 8.375% senior secured notes due 2015 of the Issuers.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

“Specified Equity Contributions” means the Cash Equivalents or other assets (valued at their fair market value) received by the Company after the Issue Date from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Capital Stock) of the Company, in each case, designated as Specified Equity Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Stated Maturity,” when used with respect to any Note, means August 15, 2017.

“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

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“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered in accordance with the Indenture a Subsidiary Guaranty, and such Person’s successors and assigns.

“Subsidiary Guaranty” means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the Notes and this Indenture, on a senior unsecured basis, as set forth in this Indenture, as amended from time to time in accordance with the terms thereof.

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the first day of the taxable year of the Company following the taxable year that includes the Issue Date (such day, the “Loss Date”) carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Loss Date, which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the amount of net operating loss or net capital loss of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sec.Sec. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transactions” means the transactions described in the Offering Memorandum under the section “Description of Related Transactions.”

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2013; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or

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extrapolated on a straightline basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, however, that if the period from the redemption date to August 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, as trustee under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Subsidiary” means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers of the Company as an Unrestricted Subsidiary and each subsidiary of such Subsidiary; provided, that such Subsidiary or any of its subsidiaries does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 4.7(a) calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the fair market value of the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 4.7(a).

“Upper Tier Equity Holder” means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and the Subsidiaries that are Flow Through Entities.

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“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

Section 1.2	Other Definitions

Term                                                                Defined in Section
“Affiliate Transaction”                                                           4.12
“Authentication Order”                                                           2.2
“Benefited Party”                                                                    11.1
“C Corporation”                                           Definition of Permitted C-Corp Conversion
“Change of Control Offer”                                                     4.15
“Change of Control Payment”                                              4.15
“Change of Control Payment Date”                                     4.15
“Corporate Trust Office”                                                         4.2
“Covenant Defeasance”                                                          8.3
“Defaulted Interest”                                                                2.12
“DTC”                                                                                         2.3
“Event of Default”                                                                     6.1
“Excess Proceeds”                                                                   4.13
“Excess Proceeds Offer”                                                         4.13
“Excess Proceeds Offer Period”                                             4.13
“Existing Holders”                                                      Definition of Excluded Person
“Federal Flow Through Entity”                               Definition of Flow Through Entity
“incur”                                                                                          4.7
“Investment Company Act”                                                    4.17

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“Legal Defeasance”                                                                        8.2
“Mandatory Redemption”                                                             3.9(a)
“Mandatory Redemption Amount”                                             3.9(a)
“Mandatory Redemption Trigger”                                               3.9(a)
“Notes”                                                                                         Preamble
“Paying Agent”                                                                               2.3
“Purchase Amount”                                                                       4.13
“Refinance”                                                                                      4.7
“Refinancing Indebtedness”                                                         4.7
“Registrar”                                                                                        2.3
“Series A Notes”                                                                         Preamble
“Series B Notes”                                                                          Preamble
“Subsidiary Guaranty Obligations”                                              11.1

Section 1.3	Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC; and

“obligor” on the Notes means each of the Issuers, each Subsidiary Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4	Rules of Construction

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions;

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(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II
THE NOTES

Section 2.1                           Form and Dating

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement.

The Notes may have notations, legends or endorsements required by law, stock exchange rule, depository rule or usage.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and each of the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

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(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

Section 2.2	Execution and Authentication

One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.  In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of the Issuers signed by an Officer (an “Authentication Order”), authenticate Notes for original issuance up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $305,000,000 in aggregate principal amount. The Authentication Order shall specify the amount of the Notes to be authenticated, the number of separate Notes to be authenticated, the registered holder of each Note and delivery instructions.  The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.3	Registrar, Paying Agent and Depositary

The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, which shall initially be U.S. Bank National Association, where (i) Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its subsidiaries may act as Paying Agent or Registrar.  The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

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Section 2.4       PAYING AGENT TO HOLD MONEY IN TRUST

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or Interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its subsidiaries) shall have no further liability for the money.  If the Company or one of its subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5	Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Sec. 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish, or shall cause the Registrar (if other than the Company or one of its subsidiaries) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Sec. 312(a).

Section 2.6	Transfer and Exchange

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, and in either case, the Issuers fail to appoint a successor Depositary within 90 days of such notice from the Depositary, (ii) the Issuers, in their sole discretion, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided, that in no event shall the Reg S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the

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Issuers and their counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Issuers or the Trustee may request an Opinion of Counsel.

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S

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registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)           if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee shall take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

(C)           if the transferee shall take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution

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of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes. Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

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(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(E)           if such beneficial interest is being transferred to the Issuers or any of their respective subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

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(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted  Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(4)           Transfer or Exchange of Reg S Temporary Global Notes.  Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Issuers, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuers or their counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

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(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.  Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d).  Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes.  The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h) hereof.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

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the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  The Trustee shall cancel any such Definitive Notes so surrendered, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer shall be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

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(C)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)           if such beneficial interest is being transferred to the Issuers or any of their subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)           any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel for the Issuers as to certain matters discussed in this Section 2.6(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(e)(2) and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(c)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

The Opinion of Counsel for the Issuers referenced above shall state that:

(1)           the issuance and sale of the Exchange Notes by the Issuers has been duly authorized and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Exchange Notes shall be entitled to the benefits of this Indenture and shall be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles; and

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(2)           when the Exchange Notes are issued and executed by the Issuers and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, the Subsidiary Guarantees by the Subsidiary Guarantors endorsed thereon shall be entitled to the benefits of this Indenture and shall be the valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)              Private Placement Legend.

(1)           Except as permitted by subparagraph (2) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES

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ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.”

(2)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)              Global Note Legend.  To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

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PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)              Reg S Temporary Global Note Legend.  To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(i)              To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(ii)              No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, 3.6, 4.13 or 4.15 hereof).

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(iii)              The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)              The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(vi)              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)              The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(viii)              All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C, D and E attached hereto.  The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 2.7	Replacement Notes

       If any mutilated Note is surrendered to the Trustee or the Issuers, or if the Trustee or the Issuers receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an affidavit

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of lost certificate and/or an indemnity bond or other indemnity must be supplied by the requesting Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for its expenses in replacing a Note, including reasonable fees and expenses of their counsel and of the Trustee and its counsel.  Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.8	Outstanding Notes

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of either of the Issuers holds the Note.  If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Subsidiary Guaranty of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and Interest on it ceases to accrue.  If the Paying Agent (other than the Company, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue Interest.

Section 2.9	Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

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Section 2.10                      Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.  Until such exchange, holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or an Affiliate of the Issuers), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted Interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)           The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than

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10 days after the receipt by the Paying Agent of the notice of the proposed payment.  The Paying Agent shall promptly notify the Issuers and the Trustee of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
(2)           The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13	CUSIP Numbers

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14	Issuance of Additional Notes

The Issuers may, subject to Section 4.7 hereof and applicable law, issue Additional Notes in an unlimited amount under this Indenture.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III
REDEMPTION

Section 3.1                           Notices to Trustee

          If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers’ Certificate stating that such redemption is being made pursuant to Section 3.7 and setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.2	Selection of Notes to Be Redeemed

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, provided that Notes in denominations of $2,000 or less may not be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes in denominations of larger than $2,000 selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3	Notice of Redemption

Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory or Mandatory Redemption requiring less notice), the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the redemption date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

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(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Issuers default in making such redemption payment, Interest (and Liquidated Damages, if any) on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee or is required pursuant to a Regulatory Redemption), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4	Effect of Notice of Redemption

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuers may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.5	Deposit of Redemption Price

At or before 10:00 a.m. on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid Interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid Interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

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If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, Interest (and Liquidated Damages, if any) shall cease to accrue on the Notes or the portions of Notes called for redemption, regardless of whether such Notes are presented for payment.  If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid Interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

If the redemption date hereunder is on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any), due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 3.6	Notes Redeemed in Part

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7	Optional Redemption

(a)           Except as set forth in Section 3.7(b), the Notes are not redeemable at the Issuers’ option prior to August 15, 2013.  Thereafter, the Notes shall be subject to redemption, in whole or in part, at the option of the Issuers at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid Interest (and Liquidated Damages, if any) thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2013	105.375%
2014	103.583%
2015	101.792%
2016 and thereafter	100.000%

(b)           Notwithstanding Section 3.7(a), at any time or from time to time prior to August 15, 2012, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid Interest, plus Liquidated Damages, if any, thereon, if any, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after giving effect to each such redemption.

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The restrictions on the optional redemption contained herein do not limit the right of the Issuers or any of the Subsidiaries to separately make open market, privately negotiated or other purchases of the Notes from time to time.

(c)           At any time prior to August 15, 2013, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(d)           Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8	Regulatory Redemption

Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (a) the Holder’s cost thereof and (b) 100% of the principal amount thereof, plus in either case accrued and unpaid Interest, plus Liquidated Damages, if any, thereon, if any, to the redemption date (or such earlier period as ordered by a Governmental Authority).  The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption.  Such expenses of any such Holder or beneficial owner shall, therefore, be the obligation of such Holder or beneficial owner.  Any Required Regulatory Redemption shall be made in accordance with the provisions of Sections 3.3, 3.4 and 3.5 unless other procedures are required by any Governmental Authority.

Section 3.9	Mandatory Redemption

(a)           Notwithstanding any other provisions hereof, if the Proposed Gaming Acquisition is not consummated or the Amelia Belle Purchase Agreement is terminated in accordance with its terms, in either case, on or prior to December 31, 2009 (the occurrence of either such event is referred to herein as the “Mandatory Redemption Trigger”), Notes in an aggregate principal amount (the “Mandatory Redemption Amount”) equal to $100,000,000 multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes that are outstanding on the date a Mandatory Redemption Trigger first occurs and the denominator of which is the aggregate principal amount of the Notes and the Secured Notes that are outstanding on such date, will be subject to a single redemption by the Issuers, and the Issuers shall redeem (the “Mandatory Redemption”) Notes in an aggregate principal amount equal to the Mandatory Redemption Amount, upon not less than five Business Days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

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(b)            Except for a Required Regulatory Redemption or a Mandatory Redemption and any offer to repurchase Notes that the Issuers are required to make in accordance with the provisions of Sections 4.13 and 4.15 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.  The Notes shall not have the benefit of any sinking fund.

ARTICLE IV
COVENANTS

Section 4.1                    Payment of Notes

The Issuers shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and Interest shall be considered paid on the date due if the Paying Agent (if other than the Company or a subsidiary thereof) holds as of 12:00 noon Eastern time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due.  The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

The Issuers shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2	Maintenance of Office or Agency

The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

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The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

Section 4.3	SEC Reports and Reports to Holders

Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and Holders, within 15 days after the Company is or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Company were required to file such reports. From and after the time the Company files a registration statement with the SEC with respect to the Notes, the Company shall, in lieu of providing such information to the Trustee and the Holders, file such information with the SEC so long as the SEC shall accept such filings.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).  The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.  The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed in writing otherwise.

Section 4.4	Compliance Certificate

(a)           The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and the Restricted Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto).  Each of the Issuers shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

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(b)           The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default (solely to the extent such Default has not been cured or waived in accordance with the provisions of this Indenture within 5 Business Days of the date on which such Default occurred) or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Except with respect to receipt of payments of interest and principal on the Notes required under this Indenture and any Default or Event of Default information contained in the Officer's Certificate delivered to the Trustee pursuant to this Section 4.4, the Trustee shall have no duty to review, ascertain or confirm the Company's compliance with, or the breach of any representation, warranty or covenant made in this Indenture.

Section 4.5	Taxes

The Issuers shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuers and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Subsidiary Guarantees and this Indenture.

Section 4.6	Stay, Extension and Usury Laws

Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7	Limitation on Incurrence of Additional Indebtedness and

Disqualified Equity Interests

(a)           The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, (x) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise

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(collectively, “incur”), any Indebtedness (including, without limitation, Acquired Debt) or (y) issue any Disqualified Capital Stock; provided, that the Company and the Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) and issue shares of Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (b) the Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as set forth in the definition of Interest Coverage Ratio, as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           Notwithstanding the foregoing, the foregoing limitations shall not prohibit the incurrence of:

(i)              Indebtedness under the Existing Senior Secured Credit Facility; provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $115,000,000, less the aggregate amount of commitment reductions contemplated by clause (iii)(C) of Section 4.13(a); provided, however, that Indebtedness permitted to be incurred pursuant to this clause (i) shall be increased by $15,000,000 (A) upon each acquisition of a Gaming Property after December 31, 2009, or (B) in each instance, to effectuate a Gaming Property Financing after December 31, 2009, provided, further, that any such increase pursuant to the immediately preceding proviso shall be reduced dollar-for-dollar by the amount of Acquired Debt secured by assets of such Gaming Property (unless such Acquired Debt could have been incurred under, and reduces the amount available under Section 4.7(b)(ii) below);

(ii)              FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided, that (1) no Indebtedness incurred under the Notes is utilized for the purchase or lease of FF&E financed with such FF&E Financing or such other Indebtedness, and (2) the aggregate principal amount of such Indebtedness (including any Acquired Debt referred to in the parenthetical in Section 4.7(b)(i) above and including any Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness pursuant to this clause (ii)) outstanding at any time (excluding any Gaming FF&E Financing incurred pursuant to this clause (ii)) does not exceed $20,000,000;

(iii)              Indebtedness solely in respect of bankers acceptances, letters of credit payment obligations in connection with self-insurance or similar requirements, security for workers’ compensation claims, appeal bonds, surety bonds, insurance obligations or bonds, and performance bonds, and similar bonds or obligations, all incurred in the ordinary course of business (including, without limitation, to maintain any license or permits) in accordance with customary industry practices;

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(iv)              Hedging Obligations incurred to fix or hedge interest rate risk with respect to any fixed or variable rate Indebtedness otherwise permitted by this Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

(v)              Indebtedness of any Issuer, any Subsidiary Guarantor or any Restricted Subsidiary owed to and held by a Subsidiary Guarantor or an Issuer, as the case may be, that is unsecured and subordinated in right of payment to the Notes and the Subsidiary Guarantees, as the case may be; provided, that any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary Guarantor or Restricted Subsidiary, as the case may be, ceasing to be a Subsidiary Guarantor or a Restricted Subsidiary, or any transfer of such Indebtedness (other than to an Issuer or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Issuer, such Subsidiary Guarantor or such Restricted Subsidiary, as the case may be;

(vi)              Indebtedness outstanding on the Issue Date, including the Notes and the Secured Notes outstanding on the Issue Date, but excluding Indebtedness under the Existing Senior Secured Credit Facility outstanding on the Issue Date;

(vii)              Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(viii)              the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(ix)              Indebtedness arising from agreements for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business or assets of the Company, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the applicable Subsidiary Guarantor or Restricted Subsidiary in connection with such disposition;

(x)              any Subsidiary Guaranty of the Notes;

(xi)              Indebtedness issued in exchange for, or the proceeds of which are substantially contemporaneously used to extend, repay, redeem, discharge, refinance, renew, replace, or refund (collectively, “Refinance”), Indebtedness incurred

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pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, Section 4.7(b)(vi) above, this clause (xi) or Section 4.7(b)(xiii) below (the “Refinancing Indebtedness”); provided, that (a) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (b) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and (c) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes or applicable Subsidiary Guaranty, as the case may be, than the Indebtedness being Refinanced;

(xii)              guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary or the Company or guarantees by the Company of Indebtedness of any Restricted Subsidiaries if the Indebtedness so guaranteed is permitted under another provision of this Section 4.7 and so long as such guarantee otherwise complies with this Indenture; and

(xiii)              Indebtedness not otherwise permitted by clauses (i) through (xii) of this Section 4.7(b) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (xiii), including all Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii), not to exceed $50,000,000.

(c)           Upon each incurrence of Indebtedness, if such Indebtedness could have been incurred under more than one provision of this Section 4.7, (i) the Company may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred, (ii) the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.7, and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7; provided that (a) all incurrences of Indebtedness under the Existing Senior Secured Credit Facility outstanding on the Issue Date shall be deemed to have been incurred pursuant to Section 4.7(b)(i) above and (b) all incurrences of Indebtedness under the Notes shall be deemed to have been incurred pursuant to Section 4.7(b)(vi) above.

Section 4.8	Limitation on Liens

The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens; provided, however, that the Issuers and the Restricted Subsidiaries may,

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directly or indirectly, create, incur, assume or suffer to exist any Lien on any such asset or any income or profits therefrom and may assign or convey rights to receive income therefrom, in each case, to secure any Indebtedness permitted to be incurred under the Indenture so long as the Notes or the Subsidiary Guarantees, as applicable, are secured on an equal and ratable basis with such Indebtedness so secured until such time as such Indebtedness is no longer secured by such Lien.

Section 4.9	Limitation on Restricted Payments

(a)           The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly make a Restricted Payment unless, at the time of such Restricted Payment:

(i)              no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

(ii)              immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in Section 4.7(a), and

(iii)              such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the Issue Date (including Restricted Payments permitted by clauses (i), (ii), (viii) and (ix) (but in the case of clause (ix), only to the extent not already deducted in computing Consolidated Net Income) of Section 4.9(b) hereof and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of:

(1)           50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter immediately following the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

(2)           100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from (x) the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock or in connection with Specified Equity Contributions) and (y) any equity contribution from a holder of the Company’s Capital Stock (other than a Subsidiary and excluding Specified Equity Contributions), in each case, after the Issue Date and on or prior to the time of such Restricted Payment, provided net cash proceeds from Specified Equity Contributions shall not be included, plus

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(3)           100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange), plus

(4)           the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment.

(b)           The foregoing provisions shall not prohibit:

(i)              the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture;

(ii)              the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

(iii)              with respect to each tax year or portion thereof that the Company qualifies as a Flow Through Entity and so long as Section 4.9(a)(i) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year);

(iv)              the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to clause (xi) of Section 4.7(b);

(v)              distributions or payments (A) to PGP for or in respect of tax preparation, accounting, licensure, legal and administrative fees and expenses, including travel and similar reasonable expenses, incurred on behalf of the Issuers or their respective Subsidiaries or in connection with PGP’s ownership of the Issuers or their respective Subsidiaries, consistent with industry practice, (B) so long as Section 4.9(a)(i) above is satisfied, pursuant to, and in accordance with, Management Arrangements and (C) so long as Section 4.9(a)(i) above is satisfied, to pay reasonable and customary directors’ or managers’ fees to, and indemnity provided on behalf of, the Managers of PGP and the Company, and reimbursement of customary and reasonable travel and similar expenses incurred in the ordinary course of business;

(vi)              (A) the repurchase, redemption or other retirement or acquisition of Equity Interests of the Company or any Restricted Subsidiary from any of the Company’s or the Restricted Subsidiaries’ respective employees, members or

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managers (or their heirs or estates) that, in each case, are not Excluded Persons or (B) any dividend, distribution or other payment to PGP to enable PGP to repurchase, redeem, or otherwise retire or acquire Equity Interests of PGP from any of PGP’s or its subsidiaries’ respective employees, members or managers (or their heirs or estates) that, in each case, are not Excluded Persons, in an aggregate amount for all Restricted Payments pursuant to this clause (vi) not to exceed $750,000 in any twelve month period on and after the Issue Date (provided, however, that any amounts not used in any such twelve month period may be carried forward to the next succeeding twelve month period until used);

(vii)              the redemption and repurchase of any Equity Interests or Indebtedness of PGP, the Company or any of the Restricted Subsidiaries to the extent required by any Gaming Authority;

(viii)              any dividend, distribution or other payment by any of the Restricted Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(ix)              the declaration and payment of dividends and distributions to holders of Disqualified Capital Stock of the Company or any of the Restricted Subsidiaries issued or incurred in accordance with Section 4.7;

(x)              the Transactions consummated on the Issue Date;

(xi)              payments that are made with Specified Equity Contributions; and

(xii)              so long as Section 4.9(a)(i) above is satisfied, Restricted Payments not otherwise permitted by this Section 4.9 in an aggregate amount pursuant to this clause (xii) not to exceed $25,000,000.

Promptly following the end of each fiscal quarter during which any Restricted Payment was made pursuant to clause (iii) of Section 4.9(a), the Company shall deliver to the Trustee an Officers’ Certificate stating that each such Restricted Payment was permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, which calculations may be based upon the Company’s latest available internal financial statements. For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the Managers of the Company, unless stated otherwise, at the time made or returned, as applicable.

For purposes of determining compliance with this Section 4.9, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (xi) of this Section 4.9(b) above or is entitled to be made according to Section 4.9(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.9.

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Section 4.10                      Limitation on Restrictions on Subsidiary Dividends

The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)           pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries (i) on such Restricted Subsidiary’s Capital Stock or (ii) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or

(b)           pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries, or

(c)           make loans or advances to the Company or any of the Restricted Subsidiaries, or

(d)           transfer any of its assets to the Company or any of the Restricted Subsidiaries,

except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

(1)           agreements or instruments as in effect on the Issue Date (including the Existing Senior Secured Credit Facility, the indenture governing the Secured Notes, the Secured Notes, the Security Documents and the Intercreditor Agreement (as each such term is defined therein)) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the encumbrance or restrictions contained in any such agreement or instrument as amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced are not materially more restrictive, when taken together as a whole, than the encumbrances and restrictions contained in such agreements or instruments as in effect on the Issue Date;

(2)           this Indenture and the Notes;

(3)           applicable law or any applicable rule or order of any Governmental Authority;

(4)           Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)           customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

(6)           customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien;

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(7)           the agreements governing Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive in any material respect than those contained in any agreements governing the Indebtedness being refinanced;

(8)           the provisions of any Indebtedness or other agreements existing on the Issue Date, as such agreements are in effect on the Issue Date, without giving effect to any amendment or supplement thereto or modification thereof, in each case, to the extent not more restrictive in any material respect than such provisions as in effect on the Issue Date;

(9)           any restrictions with respect to a Restricted Subsidiary imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary; provided, that such restrictions only apply to the Equity Interests or assets of such Restricted Subsidiary being sold; and

(10)           customary restrictions imposed on the transfer of copyrighted, trademarked or patented materials.

Section 4.11	Reserved

Section 4.12	Limitation on Transactions with Affiliates

(a)           The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuers or any of the Restricted Subsidiaries (each of the foregoing, an “Affiliate Transaction”), except for:

(i)              Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary;

(ii)              Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $10,000,000; provided, that (a) a majority of the disinterested Managers of the Company or, if none, a disinterested committee appointed by the Managers of the Company for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary and (b) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers’ Certificate certifying to such effect; or

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(iii)              Affiliate Transactions for which the Company delivers to the Trustee an opinion issued by an accounting, appraisal or investment banking firm of national standing (other than Jefferies & Company, Inc. or any of its Affiliates) as to the fairness of such transaction to such Issuer or such Restricted Subsidiary from a financial point of view.

(b)           Notwithstanding the foregoing, the following shall be deemed not to be Affiliate Transactions:

(i)              transactions between or among the Issuers and/or any or all of the Restricted Subsidiaries;

(ii)              Restricted Payments permitted by the provisions of this Indenture described above under Section 4.9;

(iii)              reasonable and customary compensation (including directors’ fees) paid to, and indemnity and customary employee benefit arrangements (including directors’ and officer’s liability insurance) provided for the benefit of, any director, officer, employee or consultant of the Company or any Restricted Subsidiary, or Manager of PGP, in each case entered into in the ordinary course of business and for services provided to the Company, such Restricted Subsidiary or PGP, respectively, as determined in good faith by the Managers of the Company;

(iv)              any agreement or arrangement as in effect on the Issue Date among the Issuers and/or one or more Restricted Subsidiaries, on the one hand, and any officers or Managers thereof and/or any Affiliates of the Company, on the other hand (without giving effect to any amendment or supplement thereto or modification thereof, except for any such amendment, supplement, modification or replacement agreement that is not more disadvantageous to the Holders in any material respect than the original agreement thereof as in effect on the Issue Date), and any transactions contemplated thereby;

(v)              Permitted Investments; and

(vi)              transactions with a joint venture engaged in a Related Business; provided, that all the outstanding ownership interests of such joint venture are controlled only by the Company, the Restricted Subsidiaries and Persons who are not Affiliates of the Company.

Section 4.13	Limitation on Asset Sales

(a)           The Issuers shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

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             (i)       such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith);

             (ii)              at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided, that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this Section 4.13(a) shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(A) of this Section 4.13(a) below; and

(iii)              within 360 days of such Asset Sale, the Net Proceeds thereof are (A) invested in assets related to the business of the Company or the Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (C) applied to repay Indebtedness under the Existing Senior Secured Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid, (D) applied to repay, repurchase, redeem or otherwise retire the Secured Notes or any other Secured Debt of the Company or the Restricted Subsidiaries incurred in accordance with the Indenture or (E) to the extent not used as provided in clauses (A), (B), (C) or (D) of this Section 4.13(a)(iii) or any combination thereof, applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10,000,000.

(b)           All Net Proceeds from an Event of Loss shall be used as follows: (1) first, the Company shall use such net cash proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Proceeds shall be reinvested or used as provided in the immediately preceding Section 4.13(a)(iii).

(c)           Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Existing Senior Secured Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

(d)           Net Proceeds not invested or applied as set forth in any of the preceding subclause (A), (B), (C) or (D) of Section 4.13(a)(iii) above constitute “Excess

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Proceeds.” If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the “Purchase Amount”), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid Interest (and Liquidated Damages) if any, to the purchase date. The Issuers must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 360 day period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and the Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the “Excess Proceeds Offer Period”). Promptly after the termination of the Excess Proceeds Offer Period, the Issuers shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Issuers through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

If the Purchase Amount for the Excess Proceeds Offer hereunder is made on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any), due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Each Excess Proceeds Offer shall be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.13 by virtue thereof.

The Issuers shall not, and shall not permit any of the Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

Section 4.14	Restriction on Sale and Issuance of Subsidiary Stock

The Issuers shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Equity Interests (other than directors’ qualifying shares) of any

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Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company and the Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and the Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 4.13.

Section 4.15	Repurchase Upon a Change of Control

(a)           Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid Interest (and Liquidated Damages, if any), to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things:

(i)              the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”);

(ii)              that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

(iii)              that the Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

(b)           The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

(c)           On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each

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Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)           The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) an irrevocable notice of redemption has been given, prior to the occurrence of a Change of Control, pursuant to Section 3.7.

(e)           If the Change of Control Payment Date hereunder is on or after an Interest Record Date on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any), due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 4.16	Subsidiary Guarantors

All of the Issuers’ present and future Restricted Subsidiaries (other than Foreign Subsidiaries and other than a Restricted Subsidiary that is a co-Issuer of the Notes) jointly and severally shall guarantee all principal, premium, if any, Interest and Liquidated Damages, if any, on the Notes on a senior unsecured basis.

Section 4.17	Limitation on Status as Investment Company

The Issuers, the Subsidiary Guarantors and the Restricted Subsidiaries shall be prohibited from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), or from otherwise becoming subject to regulation under the Investment Company Act.

Section 4.18	Maintenance of Properties and Insurance

The Issuers and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) in all material respects and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be

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properly conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent the Issuers, any Subsidiary Guarantor or any Restricted Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the good faith judgment of the Managers of each of the Issuers, desirable in the conduct of the business of such entity and (b) not otherwise prohibited by this Indenture.

The Issuers and Subsidiary Guarantors shall provide, or cause to be provided, for themselves and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Managers of each of the Issuers is adequate and appropriate for the conduct of the business of the Issuers, the Subsidiary Guarantors and such Restricted Subsidiaries.

Section 4.19	Corporate Existence

Subject to Article V hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their limited liability company and corporate existence, as applicable, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuers and each of the Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Company’s Managers shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and each of the Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuers and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Subsidiary Guarantees and this Indenture.

Section 4.20	Restrictions on Activities of Capital Corp.

Capital Corp. shall not hold any assets, become liable for any obligations (other than obligations being extinguished with the proceeds from the offering of the Notes and the Secured Notes) or engage in any business activities; provided, that Capital Corp. may be a co-obligor of  (i) the Notes (including any Additional Notes incurred pursuant to Section 4.7) pursuant to the terms of this Indenture, (ii) Obligations under the Existing Senior Secured Credit Facility (iii) the Secured Notes and (iv) any other Indebtedness incurred by the Company pursuant to Section 4.7, and in each case may engage in any activities directly related or necessary in connection therewith.

Section 4.21	Entity Classification

The Company is classified as a Flow Through Entity and shall not take, or fail to take, any action which would result in the Company no longer being classified as a

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Flow Through Entity except (i) pursuant to a Permitted C-Corp Conversion or (ii) any transaction permitted under Article V hereof.

Section 4.22	Rule 144A Information

The Issuers and the Subsidiary Guarantors shall furnish to the Holders or beneficial holders of Notes, upon their written request, and to prospective purchasers thereof designated by such Holders or beneficial holders of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A.

ARTICLE V
SUCCESSORS

Section 5.1                     Merger, Consolidation or Sale of Assets

No Issuer may consolidate or merge with or into (regardless of whether such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for such Issuer and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

(a)           either (A) such Issuer is the surviving Person or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is either (x) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or (y) if at least one Issuer following any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, a limited liability company formed and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement, pursuant to a supplemental indenture to this Indenture and joinders to the Registration Rights Agreement, each in a form reasonably satisfactory to the Trustee,

(c)           immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

(d)           such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

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(e)           such Issuer, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made:

(i)              would be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.7(a); or

(ii)              would have a Consolidated Leverage Ratio, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, at least .25x less than the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

Section 5.2	Successor Corporation Substituted

In the event of any transaction (other than a lease or a transfer of less than all of the Issuers’ assets) described in and complying with the conditions listed in Section 5.1 in which such Issuer is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under, and such Issuer shall be discharged from its Obligations under, this Indenture, the Notes and the Registration Rights Agreement, with the same effect as if such successor Person had been named as such Issuer herein or therein.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1                           Events of Default

(a)           Each of the following shall constitute an “Event of Default”“ under this Indenture:

(i)              the Issuers default in the payment of Interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

(ii)              the Issuers default in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or a Change of Control Offer or otherwise;

(iii)              either of the Issuers default in the performance of or breaches the provisions of Section 4.13, Section 4.15 or Article V;

(iv)              either of the Issuers or any Restricted Subsidiary fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been

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given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default”;

(v)              an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either (1) such event of default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such event of default the maturity of such Indebtedness has been accelerated (which acceleration has not been rescinded, annulled or otherwise cured within 20 days from the date of acceleration) and (b) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated (and the 20-day period described in this Section 6.1(v) above has elapsed), exceeds $15,000,000 in the aggregate;

(vi)              a final non-appealable judgment or judgments for the payment of money (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) is or are entered by a court or courts of competent jurisdiction against either of the Issuers or any Restricted Subsidiary and such judgment or judgments are not discharged, bonded or stayed within 60 days after entry, provided that the aggregate of all such judgments exceeds $15,000,000;

(vii)              the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

(viii)              any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the Company or any Restricted Subsidiary for more than 90 days;

(ix)              any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be held in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and this Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guaranty in accordance with this Indenture); and

(x)              either of the Issuers or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

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               (1)            commences a voluntary case,

(2)	consents to the entry of an order for relief against it in an involuntary case,

(3)	consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)	makes a general assignment for the benefit of its creditors, or

(5)	admits in writing its inability to pay debts as the same become due; and

(xi)              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)	is for relief against either of the Issuers or any Subsidiary Guarantor in an involuntary case,

(2)	appoints a custodian of either of the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or

(3)	orders the liquidation of either of the Issuers, or any Subsidiary Guarantor,

and the order or decree remains unstayed and in effect for 60 days.

(b)           The Issuers are required, upon becoming aware of any Default (solely to the extent such Default has not been cured or waived in accordance with the provisions of this Indenture within 5 Business Days of the date on which such Default occurred) or Event of Default, to deliver to the Trustee, within 5 Business Days, a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 6.2	Acceleration

If an Event of Default (other than an Event of Default specified in clause (x) or (xi) of Section 6.1(a)) occurs and is continuing, the Trustee by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee, may declare the unpaid principal of and any accrued Interest (and Liquidated Damages, if any) on all the Notes to be due and payable.  Upon such declaration the principal, premium, if any, Interest (and Liquidated Damages, if any) shall be due and payable immediately.  If an Event of Default specified in clause (x) or (xi) of Section 6.1(a) occurs, all outstanding Notes shall ipso facto

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become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if (a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue Interest (including any Interest accrued subsequent to an Event of Default specified in clause (x) or (xi) of Section 6.1(a)) and Liquidated Damages, if any, on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and Interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such Interest is lawful, Interest upon overdue Interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and Interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

Section 6.3	Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Liquidated Damages, if any, and Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4	Waiver of Defaults

Subject to Section 6.7 hereof, Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing or past Default or Event of Default and its consequences under this Indenture (x) except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or Interest (and Liquidated Damages, if any) on any Note or (y) a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected or supermajority approval, which Default or Event of Default may be waived only with the consent of each outstanding Note affected or such supermajority approval, respectively, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or Interest that has become due solely because of the acceleration) have been cured or waived.

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Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5	Control by Majority

Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.6	Limitation on Suits

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7	Rights of Holders of Notes to Receive Payment

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder to receive payment of the principal of, premium and Interest (and Liquidated Damages, if any) on a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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Section 6.8	Collection Suit by Trustee

If an Event of Default specified in Section 6.1(a)(i) or 6.1(a)(ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Interest (and Liquidated Damages, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9	Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

Section 6.10	Priorities

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second:  to Holders for amounts due and unpaid on the Notes for principal, Interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium Interest, and Liquidated Damages, if any, respectively;

Third:  without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

Fourth:  to the applicable Issuers or Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

Section 7.1                      Duties of Trustee

(a)           If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default of which the Trustee has knowledge:

(i)              the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that

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are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)              in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)              this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)              the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           Reserved.

(g)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

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(i)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.2	Rights of Trustee

(a)           In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

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(g)           Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article IV hereof.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or of which a Responsible Officer of the Trustee shall have actual knowledge thereof or unless written notice of any event which is in fact a Default or Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references this Indenture and the Notes.  Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.3	Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4	Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5	Notice of Defaults

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice in the manner and to the extent

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provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6	Reports by Trustee to Holders of the Notes

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Sec. 313(a) (but if no event described in TIA Sec. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Sec. 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Sec. 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Sec. 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

To the extent requested by the Company and at the Company’s expense, the Trustee shall provide any Gaming Authority with:

(a)           copies of all notices, reports and other written communications that the Trustee gives to the Holders;

(b)           a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

(c)           notice of any Default or Event of Default under this Indenture, any acceleration of the Indebtedness evidenced by the Notes, or the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default;

(d)           notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

(e)           notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days of the effectiveness thereof;

(f)           a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof; and

(g)           such other information and documentation that may be requested by any Gaming Authority or as otherwise required by applicable law.

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Section 7.7                      Compensation and Indemnity

The Issuers shall pay to the Trustee from time to time reasonable compensation as shall be agreed to in writing by the Issuers and the Trustee for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel, except such disbursements and expenses as may be attributable to its negligence or bad faith.

The Issuers and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except, in each case, to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuers and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.

The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture until such payment obligations have been paid in full.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(a)(x) or 6.1(a)(xi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Sec. 313(b)(2) to the extent applicable.

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Section 7.8                      Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8 and upon the Issuers’ receipt of notice from the successor Trustee of such appointment.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

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Section 7.9     Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10	Eligibility; Disqualification

There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sec. 310(a)(1), (2) and (5).  The Trustee is subject to TIA Sec. 310(b).

Section 7.11	Preferential Collection of Claims Against Issuers

The Trustee is subject to TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated therein.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1                           Option to Effect Legal Defeasance or Covenant Defeasance

The Issuers may, at the option of their Managers evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article VIII.

Section 8.2	Legal Defeasance and Discharge

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of the Issuers and the Subsidiary Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Subsidiary Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture

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referred to in clauses (a) and (b) of this Section 8.2, and to have satisfied all its other obligations under such Notes, such Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and Interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.10, 4.2, 4.6, 4.17, 4.19, 8.5, 8.6 and 8.7 hereof, and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith including without limitation Section 7.7 hereof.

Section 8.3	Covenant Defeasance

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Issuers and the Subsidiary Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.20, 4.21 and 4.22 and Article V hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Subsidiary Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Subsidiary Guarantees, the Issuers and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(a)(iii) through 6.1(a)(ix) hereof shall not constitute Events of Default to the extent such events occur thereafter and (y) Sections 6.1(x) and 6.1(xi) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Issuers’ exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.4	Conditions to Legal or Covenant Defeasance

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The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

(a)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Interest (and Liquidated Damages, if any) on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be (and the Issuers must specify whether the Notes are being defeased to Stated Maturity or a particular redemption date);

(b)           in the case of an election under Section 8.2 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:  (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.3 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           in the case of an election under Section 8.2 or 8.3 hereof, no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds (whether on a secured or unsecured basis) to be applied to such deposit);

(e)           in the case of an election under Section 8.2 or 8.3 hereof, the Legal Defeasance or Covenant Defeasance, as applicable, may not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Issuers, any of the Subsidiaries is a party or by which the Issuers or any of the Subsidiaries is bound;

(f)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

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(g)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each confirming the satisfaction of the applicable conditions in clauses (a) through (f) above.

Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

Section 8.5	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

Subject to Section 8.6 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or one of its subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Subsidiary Guarantor, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6	Repayment to Issuers

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or Interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the

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Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.7	Reinstatement

If the Trustee or Paying Agent is unable to apply any United States legal tender or Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuers or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuers or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuers’ and the Subsidiary Guarantors’ obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, and Interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8	Satisfaction and Discharge

The Issuers may terminate their obligations and the obligations of the Subsidiary Guarantors under this Indenture, the Notes and the Subsidiary Guarantees when:

(1)           either:

(a)           all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Subsidiary Guarantor or discharged from such trust) have been delivered to the Trustee for cancellation, or

(b)           (i)  (A) all Notes have been called for redemption pursuant to the provisions of Section 3.7 hereof by mailing to Holders a notice of redemption, (B) all Notes will become due and payable at their stated maturity within one year or (C) all Notes otherwise have become due and payable; and

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(ii)           the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and Interest and Liquidated Damages, if any, on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(iii)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds (whether on a secured or unsecured basis) to be applied to such deposit (including, without limitation, the incurrence of any Lien in connection therewith));

(iv)           such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are a party or by which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are bound; and

(2)           each of the Issuers and the Subsidiary Guarantors has paid all other sums payable by it under this Indenture, the Notes and the Subsidiary Guarantors, and

(3)           the Issuers shall have delivered to the Trustee an Officers Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) and (2) above.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1                           Without Consent of Holders of Notes

Notwithstanding Section 9.2 hereof, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees or the Registration Rights Agreement, without the consent of any Holder:

(a)           to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to provide for the assumption of the Issuers’ or the Subsidiary Guarantors’ obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of its assets in accordance with this Indenture;

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(d)           to evidence the release of any Subsidiary Guaranty permitted to be released under the terms of this Indenture or to evidence the addition of any new Subsidiary Guarantor;

(e)           to make any change that would provide any additional rights or benefits to the Holders (including the addition of any Subsidiary Guarantor) or that does not adversely affect the rights hereunder of any Holder under this Indenture, the Notes, the Subsidiary Guarantees or the Registration Rights Agreement;

(f)           to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

(g)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(h)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(i)           to comply with applicable gaming laws and racing laws.

Upon the request of the Issuers accompanied by a resolution of the Managers of each Issuer authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2	With Consent of Holders of Notes

(a)           Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Issuers, the Subsidiary Guarantors and the Trustee may amend, supplement or otherwise modify this Indenture, the Notes or the Subsidiary Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or Interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes and the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

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(b)           Subject to Sections 6.4 and 6.7 hereof, and except as stated otherwise in this Section 9.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers or any Restricted Subsidiary with any provision of this Indenture or the Notes.

It being understood that, except as expressly stated otherwise in Section 9.2(c), Sections 4.13 and 4.15 hereof may be amended, waived or modified in accordance with Section 9.2(a).

(c)           Without the consent of each Holder affected, an amendment or waiver may not with respect to any Notes held by a non-consenting Holder:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of, or the premium (including, without limitation, redemption premium but not including, except as described in clause (3) below, any redemption premium relating to Sections 4.13 and 4.15) on, or change the fixed maturity of, any Note;

(3)           alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer after the corresponding Asset Sale or Change of Control has occurred;

(4)           reduce the rate of or change the time for payment of Interest (or Liquidated Damages, if any), including default interest, on any Note (other than any advance notice requirement with respect to any redemption of the Notes);

(5)           waive a Default or Event of Default in the payment of principal of, or premium, if any, Interest or Liquidated Damages, if any, on or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(6)           make any Note payable in money other than that stated in the Notes;

(7)           make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of Interest on the Notes;

(8)           waive a redemption payment with respect to any Note (other than for the avoidance of doubt, except as described in Section 9.2(c)(3), provisions relating to or payments required by Section 4.13 and Section 4.15);

(9)           adversely affect the contractual ranking of the Notes or Subsidiary Guarantees; or

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(10)           make any changes in the foregoing amendment and waiver provisions.

(d)           In connection with any amendment, supplement or waiver under this Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

(e)           It shall not be necessary for the consent of the Holders under Sections 9.2(a), (b) or (c) to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(f)           After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Trustee shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3	Compliance with Trust Indenture Act

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4	Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if such consent by its terms is not irrevocable and the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuers and which may be prior to any such amendment, supplement or waiver becoming operative).

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given by such Holders, whether or not such Persons continue to be Holders after such record date.

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After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of paragraphs (1) through (10) of Section 9.2(c) hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and Interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5	Notation on or Exchange of Notes

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  Upon the request of the Issuers accompanied by a resolution of the Managers of each Issuer authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.  If such amendment or supplement does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment or supplement.  The Issuers may not sign an amendment or supplemental indenture until the Managers of each Issuer approve such amendment or supplement.  In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

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ARTICLE X
RESERVED

ARTICLE XI
SUBSIDIARY GUARANTEES

Section 11.1                           Subsidiary Guarantees

By its execution hereof, each of the Subsidiary Guarantors acknowledges and agrees that it receives substantial benefits from the Issuers and that such party is providing its Subsidiary Guaranty for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of this Article XI, each Subsidiary Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and Interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and Interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Notes, this Indenture and the Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, this Indenture or Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 hereof (collectively, the “Subsidiary Guaranty Obligations”).

Subject to the provisions of this Article XI, each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Registration Rights Agreement or the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.  Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuers (each, a “Benefited Party”) to proceed against the Issuers, the Restricted Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the

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existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Issuers, the Restricted Subsidiaries, any Benefited Party, any creditor of the Subsidiary Guarantors, the Issuers or the Restricted Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.  The Subsidiary Guarantors hereby covenant that, except as otherwise provided therein, the Subsidiary Guarantees shall not be discharged except by payment in full of all Subsidiary Guaranty Obligations, including the principal, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuers or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by the Issuers or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Subsidiary Guaranty Obligations hereby until payment in full of all such obligations guaranteed hereby.  Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Subsidiary Guaranty Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Subsidiary Guaranty Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guaranty.

Section 11.2	Execution and Delivery of Subsidiary Guarantees

To evidence the Subsidiary Guarantees set forth in Section 11.1 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture (with respect to Subsidiary Guarantors as of the Issue Date) and, with respect to Subsidiary Guarantors after the Issue Date, a supplemental indenture substantially in the form of Exhibit E hereto executed in accordance with Section 11.4 hereof, shall be executed on behalf of each of the Subsidiary Guarantors by an Officer of each of the Subsidiary Guarantors.

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Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article XI shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

If an Officer whose signature is on a Note or a notation of Subsidiary Guaranty no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 11.3	Subsidiary Guarantors May Consolidate, etc., on Certain Terms

(a)           Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into each other or with or into the Company; provided, however, that such consolidation or merger shall otherwise comply with this Indenture.  Upon any such consolidation or merger, the Subsidiary Guaranty of the Subsidiary Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

(b)           Except for a merger or consolidation in which a Subsidiary Guarantor is sold and its Subsidiary Guaranty is released in compliance with the provisions of Section 11.5 hereof, no Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture, (i) the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) (A) expressly assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guaranty, on a senior unsecured basis, all of such Subsidiary Guarantor’s obligations under such Subsidiary Guarantor’s Subsidiary Guaranty on the terms set forth in this Indenture and (B) delivers to the Trustee an Opinion of Counsel that such supplemental indenture and such guaranty have been duly authorized, executed and delivered and that each such document and this Indenture constitutes a legal, valid, binding and enforceable obligation of such Person, in each case, subject to customary qualifications; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.  The provisions of this Section 11.3(b) shall not apply to the merger of any Subsidiary Guarantors with or into each other or with or into the Company.  In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this

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Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee.  All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)           The Trustee, subject to the provisions of Section 11.2 hereof, shall be entitled to receive an Officers’ Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Subsidiary Guaranty Obligations, comply with the provisions of this Section 11.3.  Such Officers’ Certificate shall comply with the provisions of Section 11.2 hereof.

Section 11.4	Subsidiary Guaranty by Future Restricted Subsidiaries

The Issuers shall cause each of the existing and future Restricted Subsidiaries (other than Foreign Subsidiaries and other than a Restricted Subsidiary that is a co-Issuer of the Notes) to (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto and a guaranty substantially in the form included in Exhibit A hereto, pursuant to which such Restricted Subsidiary shall unconditionally guaranty on a senior unsecured basis, all of the Issuers’ Obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and guaranty have been duly authorized, executed and delivered by such Restricted Subsidiary and that each of such documents and this Indenture and guaranty constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, in each case subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.  Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

Section 11.5	Release of Subsidiary Guarantors

Notwithstanding Section 11.3 hereof, upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Subsidiary Guarantor (as an entirety) to a Person that is not and is not required to become a Subsidiary Guarantor, or the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or the liquidation, or dissolution of a Subsidiary Guarantor, which transaction is otherwise in compliance with this Indenture (including, without limitation, Sections 4.13 and 4.14), such Subsidiary Guarantor shall be deemed released from its Obligations under this Indenture and its Subsidiary Guaranty; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of any Indebtedness of the Issuers or any Indebtedness of any other of the Restricted Subsidiaries shall also terminate upon such release, sale or transfer.

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The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers’ Certificate as conclusive evidence that such sale or other disposition or that such designation was made by the Issuers in accordance with the provisions of this Indenture.  Except as provided in Section 11.3 hereof, any Subsidiary Guarantor not released from its obligations under its Subsidiary Guaranty shall remain liable for the full amount of principal of and Interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article XI.

Notwithstanding the foregoing provisions of this Article XI, (i) any Subsidiary Guarantor whose Subsidiary Guaranty would otherwise be released pursuant to the provisions of this Section 11.5 may elect, at its sole discretion, by written notice to the Trustee, to maintain such Subsidiary Guaranty in effect notwithstanding the event or events that otherwise would cause the release of such Subsidiary Guaranty (which election to maintain such Subsidiary Guaranty in effect may be conditional or for a limited period of time), and (ii) any subsidiary of the Issuers which is not a Subsidiary Guarantor may elect, at its sole discretion, by written notice to the Trustee, to become a Subsidiary Guarantor (which election may be conditional or for a limited period of time).

Section 11.6	Limitation of Subsidiary Guarantor’s Liability; Certain Bankruptcy Events

(a)           Each Subsidiary Guarantor, and by its acceptance of Notes each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guaranty Obligation of such Subsidiary Guarantor pursuant to its Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the Subsidiary Guaranty Obligations of such Subsidiary Guarantor under this Article XI shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Article XI, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under federal or state law and not rendering a Subsidiary Guarantor insolvent.

(b)           Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Issuers, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

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Section 11.7	Application of Certain Terms and Provisions to the

Subsidiary Guarantors

(a)           For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Subsidiary Guarantor as if references therein to the Issuers were references to such Subsidiary Guarantor.

(b)           Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Issuers were references to such Subsidiary Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Subsidiary Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Issuers were references to such Subsidiary Guarantor.

(d)           Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Issuers were references to such Subsidiary Guarantor.

ARTICLE XII
MISCELLANEOUS

Section 12.1                           Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA Sec. 318(c), the imposed duties shall control.

Section 12.2	Notices

Any notice or communication by the Issuers or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers

or the Subsidiary Guarantors:

Peninsula Gaming, LLC
600 Star Brewery Drive, Suite 110

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Dubuque, Iowa  52001
Attention:  Natalie Schramm
Telecopier No.:  (563) 690-1394
If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention:  Corporate Trust Department
Telecopier No.:  (651) 495-8097

The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA Sec. 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3	Communication by Holders of Notes with Other Holders of

Notes

Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

Section 12.4	Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall at the request of the Trustee furnish to the Trustee:

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(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and/or

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5	Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sec. 314(a)(4)) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Section 12.6	Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7	Legal Holidays

If any payment date is a Legal Holiday, payment may be made at the place of payment on the next succeeding day that is not a Legal Holiday, and no Interest shall accrue for the intervening period.

Section 12.8	No Personal Liability of Directors, Officers, Employees and

Stockholders

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NO DIRECTOR, OFFICER, EMPLOYEE, INCORPORATOR, STOCKHOLDER, MEMBER OR CONTROLLING PERSON OF ANY OF THE ISSUERS OR ANY SUBSIDIARY GUARANTOR, AS SUCH, WILL HAVE ANY LIABILITY FOR ANY OBLIGTRIONS OF ANY OF THE ISSUERS OR ANY SUBSIDIARY GUARANTOR UNDER THE NOTES, ANY SUBSIDIARY GUARANTY, THE INDENTURE OR THE REGISTRATION RIGHTS AGREEMENT OR FOR ANY CLAIM BASED ON, IN RESPECT OF, OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION.  EACH HOLDER BY ACCEPTING A NOTE WAIVES AND RELEASES ALL SUCH LIABILITY.  TE WAIVER AND RELEASE WILL BE PART OF THE CONSIDERATION FOR CONSIDERATION FOR ISSUANCE OF THE NOTES AND THE SIBSIDIARY GUARANTEES.

Section 12.9	Governing Law and Submission to Jurisdiction

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND  AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

Section 12.10	No Adverse Interpretation of Other Agreements

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THIS INDENTURE MAY NOT BE USED TO INTERPRET ANY OTHER INDENTURE, LOAN OR DEBT AGREEMENT OF THE ISSUERS OR THE RESTRICTED SUBSIDIARIES OR OF ANY OTHER PERSON.  ANY SUCH INDENTURE, LOAN OR DEBT AGREEMENT MAY NOT BE USED TO INTERPRET THIS INDENTURE.

Section 12.11	Successors

All agreements of the Issuers and the Subsidiary Guarantors in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12	Severability

In case any one or more of the provisions of this Indenture or in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.13	Counterpart Originals

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14	Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE ISSUERS: Peninsula Gaming, LLC
By:	/s/Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

By:	/s/M. Brent Stevens
Name: M. Brent Stevens Title: Chief Executive Officer

Peninsula Gaming Corp.
By:	/s/Natalie Schramm
Name: Natalie A. Schramm Title: Chief Financial Officer

By:	/s/M. Brent Stevens
Name: M. Brent Stevens Title: Chief Executive Officer

THE GUARANTORS: The Old Evangeline Downs, L.L.C.
By:	/s/Natalie Schramm
Name: Natalie A. Schramm Title: Chief Financial Officer

Diamond Jo, LLC
By:	/s/Natalie Schramm
Name: Natalie A. Schramm Title: Chief Financial Officer

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Diamond Jo Worth, LLC
By:	/s/Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

AB Casino Acquisition, LLC
By:	/s/Natalie Schramm
Name: Natalie A. Schramm Title: Chief Financial Officer

THE TRUSTEE: U.S. Bank National Association
By:	/s/Raymond S. Haverstock
Name: Raymond S. Haverstock Title: Vice President

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EXHIBIT A

[FORM OF NOTE]

PENINSULA GAMING, LLC

PENINSULA GAMING CORP.

10.750% [SERIES A] [SERIES B]1 SENIOR UNSECURED NOTE

DUE 2017

CUSIP:  __________
No.
$_________________

Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co, or registered assigns, the principal sum of __________ Dollars, on August 15, 2017.

Interest Payment Dates:  August 15 and February 15, commencing February 15, 2010.

Interest Record Dates:  August 1 and February 1

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

Upon request, the Issuers shall promptly make available to a holder of this Note information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of this Note.  Holders should contact Peninsula Gaming, LLC, 600 Star Brewery Drive, Suite 110, Dubuque, Iowa  52001, Attention:  Chief Financial Officer.

1	Series A should be replaced with Series B in the Exchange Notes.

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IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Peninsula Gaming, LLC,
a Delaware limited liability company

By:	___________________________
Name:
Title:

Peninsula Gaming Corp.,
a Delaware corporation

By:	___________________________
Name:
Title:

    TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association

By:	____________________________
Authorized Signatory

Dated: _______________

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(Reverse of Note)

10.750% [Series A] [Series B]2 Senior Unsecured Note due 2017

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.]3

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE

2	Series A should be replaced with Series B in the Exchange Notes.

3	To be included only on Global Notes deposited with DTC as Depositary.

4	To be included only on Global Notes deposited with DTC as Depositary.

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ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]5

 [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE

5	To be included only on Reg S Temporary Global Notes.

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FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.]6

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  The Issuers promise to pay Interest on the principal amount of this Note at 10.750% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below.  The Issuers shall pay Interest and Liquidated Damages, if any, semi-annually on August 15 and February 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  The first Interest Payment Date shall be February 15, 2010.  Interest on the Notes shall accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, Interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; they shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.           Method of Payment.  The Issuers shall pay Interest on the Notes and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the August 1 or February 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest.  The Notes shall be payable as to principal, Interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Issuers maintained within the City and State of New York for such purpose, or, at the option of the Issuers, payment of Interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and Interest, premium, if any, and Liquidated Damages, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

6	To be included only on Transfer Restricted Notes.

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3.           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their subsidiaries may act in any such capacity.

4.           Indenture.  The Issuers issued the Notes under an Indenture, dated as of the Issue Date (“Indenture”), by and among the Issuers, the Subsidiary Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sec.Sec. 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

5.           Optional Redemption.

(a)           Except as set forth in Section 5(b), the Notes are not redeemable at the Issuers’ option prior to August 15, 2013.  Thereafter, the Notes shall be subject to redemption, in whole or in part, at the option of the Issuers at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid Interest (and Liquidated Damages, if any) thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2013	105.375%
2014	103.583%
2015	101.792%
2016 and thereafter	100.000%

(b)           Notwithstanding Section 5(a), at any time or from time to time prior to August 15, 2012, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid Interest (and Liquidated Damages, if any) thereon, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to each such redemption.

(c)           At any time prior to August 15, 2013, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be

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redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, Interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuers default in such payments due on the redemption date.

6.           Regulatory Redemption.  Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (a) the Holder’s cost thereof and (b) 100% of the principal amount thereof, plus in either case accrued and unpaid Interest, plus Liquidated Damages, if any, thereon, if any, to the date of redemption (or such earlier period as ordered by a Governmental Authority).  The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption.  Such expenses of any such Holder or beneficial owner shall, therefore, be the obligation of such Holder or beneficial owner.  Any Required Regulatory Redemption shall be made in accordance with the provisions of Section 3.3, 3.4 and 3.5 of the Indenture unless other procedures are required by any Governmental Authority.

7.           Mandatory Redemption.

(a)           Notwithstanding any other provisions hereof, if the Proposed Gaming Acquisition is not consummated or the Amelia Belle Purchase Agreement is terminated in accordance with its terms, in either case, on or prior to December 31, 2009 (the occurrence of either such event is referred to herein as the “Mandatory Redemption Trigger”), Notes in an aggregate principal amount (the “Mandatory Redemption Amount”) equal to $100,000,000 multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes that are outstanding on the date a Mandatory Redemption Trigger first occurs and the denominator of which is the aggregate principal amount of the Notes and the Secured Notes that are outstanding on such date, will be subject to a single redemption by the Issuers, and the Issuers shall redeem (the “Mandatory Redemption”) Notes in an aggregate principal amount equal to the Mandatory Redemption Amount, upon not less than five Business Days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

(b)           The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption or a Mandatory Redemption and any offer to repurchase Notes that the Issuers are required to make in accordance with Sections 4.13 and 4.15 of the Indenture).  The Notes shall not have the benefit of any sinking fund.

8.           Offers to Purchase.

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(a)           Change of Control.  Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things: (i) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”); (ii) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and (iii) that the Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

(b)           Asset Sale.  Subject to certain exceptions set forth in the Indenture, the Issuers shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless: (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith); (ii) at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided, that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(a) below; and (iii) within 360 days of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or the Restricted Subsidiaries, (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (c) applied to repay Indebtedness under the Existing Senior Secured Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid, (d) applied to repay, repurchase, redeem or otherwise retire Secured Notes or any other Secured Debt of the Company or the Restricted Subsidiaries incurred in accordance with the Indenture or (e) to the extent not used as provided in clauses (a), (b), (c) or (d) or this paragraph or any combination

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thereof, applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10,000,000.

9.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Registration Rights Agreement and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes, the Registration Rights Agreement or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Notes, the Registration Rights Agreement and the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or the Subsidiary Guarantors’ obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of its assets in accordance with the Indenture, to evidence the release of any Subsidiary Guaranty permitted to be released under the terms of the Indenture or to evidence the addition of any new Subsidiary Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantor) or that does not adversely affect the rights under the Indenture, the Notes, the Subsidiary Guarantees or the Registration Rights Agreement of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to comply with applicable gaming laws and racing laws.

12.           Defaults and Remedies.  The Indenture provides that each of the following constitutes an Event of Default: (i) the Issuers default in the payment of Interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days; (ii) the Issuers default in the payment of the principal (or premium, if any) on

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any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or a Change of Control Offer or otherwise; (iii) either of the Issuers default in the performance of or breaches the provisions of Section 4.13, Section 4.15 or Article V of the Indenture; (iv) either of the Issuers or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default”; (v) an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either (1) such event of default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such event of default the maturity of such Indebtedness has been accelerated (which acceleration has not been rescinded, annulled or otherwise cured within 20 days from the date of acceleration), and (b) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated (and the 20-day period described in Section 12(v)(a)(2) above has elapsed), exceeds $15,000,000 in the aggregate; (vi) a final non-appealable judgment or judgments for the payment of money (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) is or are entered by a court or courts of competent jurisdiction against either of the Issuers or any Subsidiary and such judgment or judgments are not discharged, bonded or stayed within 60 days after entry, provided that the aggregate of all such judgments exceeds $15,000,000; (vii) the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss; (viii) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the Company or any Restricted Subsidiary for more than 90 days; (ix) any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be held in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and the Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guaranty in accordance with the Indenture); (x) either of the Issuers or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) admits in writing its inability to pay debts as the same become due; and (xi) a court of competent

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jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against either of the Issuers or any Subsidiary Guarantor in an involuntary case, (2) appoints a custodian of either of the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or (3) orders the liquidation of either of the Issuers, or any Subsidiary Guarantor, and the order or decree remains unstayed and in effect for 60 days.

13.           Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           Additional Rights of Holders of Transfer Restricted Notes.7  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Issuers, the Subsidiary Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

18.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

7	To be included only on Transfer Restricted Notes.

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19.           Notation of Subsidiary Guaranty.  As more fully set forth in the Indenture, to the extent permitted by law, each of the Subsidiary Guarantors from time to time, in accordance with Article XI of the Indenture, unconditionally and jointly and severally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

By its execution of its Subsidiary Guaranty, each of the Subsidiary Guarantors acknowledges and agrees that it receives substantial benefits from the Issuers and that such party is providing its Subsidiary Guaranty for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of Article XI of the Indenture, each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, Interest, and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and Interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture or the Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, the Indenture or the Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 of the Indenture.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

20.  Governing Law and Consent to Jurisdiction.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THE NOTES, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE

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JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND  AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

PENINSULA GAMING, LLC
600 Star Brewery Drive, Suite 110
Dubuque, Iowa  52001
Attention:  Chief Financial Officer
Telecopier No.:  (563) 690-1394

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Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to
___________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for it.

Date:  _____________________________

                            Your Signature:_____________________________
                         (Sign exactly as your name appears on the face of this Note)
Signature Subsidiary Guaranty*

________________________________________________________________________

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Subsidiary Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.15 of the Indenture, check the box below:

                      Section 4.13    ☐                                       Section 4.15    ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or 4.15 of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):  $___________

Date: ______________________________     Your Signature: _____________________________________
                   (Sign exactly as your name appears on the Note)

                Social Security or Tax Identification No.:______________
Signature Subsidiary Guaranty*

________________________________________________________________________

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Subsidiary Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv)  such other guaranty program acceptable to the Trustee.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE8

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

8	This should be included only if the Note is issued in global form.

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GUARANTEE

Each of the entities listed on the signature page hereto (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Subsidiary Guarantors (as defined therein), the Issuers (as defined below) and U.S. Bank National Association, as trustee (the “Indenture”) as supplemented by any supplemental indenture thereto, has executed either the Indenture or a supplemental indenture in substantially the form attached as Exhibit E to the Indenture and has irrevocably and unconditionally guaranteed on a senior unsecured basis the Subsidiary Guaranty Obligations (as defined in Section 11.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and Interest and Liquidated Damages, if any, on the 10.750% Senior Unsecured Notes due 2017 (the “Notes”) of Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture hereinafter referred to), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and the due and punctual payment of Interest on the overdue principal and premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture and the Registration Rights Agreement (including fees, expenses or other) all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations under the Notes, the Indenture or Registration Rights Agreement, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise.

The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty.

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

This is a continuing Subsidiary Guaranty and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns

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until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Subsidiary Guaranty of payment and performance and not of collectibility.

This Subsidiary Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Subsidiary Guarantor under this Subsidiary Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

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IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed.

Dated: _____________

DIAMOND JO WORTH, LLC
By: _________________________________
Name:
Title:

THE OLD EVANGELINE DOWNS, L.L.C.
By: _________________________________
Name:
Title:

DIAMOND JO, LLC
By: _________________________________
Name:
Title:
AB CASINO ACQUISITION LLC
By: _________________________________
Name:
Title:

356838.07-Los Angeles Server 2A - MSW
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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Peninsula Gaming, LLC
Peninsula Corp.
600 Star Brewery Drive, Suite 110
Dubuque, Iowa  52001

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Re:  10.750% Senior Unsecured Notes due 2017

Dear Sirs:

Reference is hereby made to the Indenture, dated as of August 6, 2009 (the “Indenture”), among Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  ______________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  __________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐              Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or of a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on

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transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐                 Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or of a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.  ☐                Check if Transferee shall take delivery of a beneficial interest in a Global Note or of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐                Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)    ☐               Such Transfer is being effected to the Issuers or a subsidiary thereof; or

(c)    ☐               Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)    ☐                Such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the

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meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuers, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.  ☐               Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)      ☐     Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)      ☐       Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)       ☐     Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the

 NY\1557148.5

restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

[signature page follows]

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

_______________________________    Dated: ____________________________
[Insert Name of Transferor]

By: ____________________________
  Name:
  Title:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

[[CHECK ONE OF (a) OR (b)]

(a)                      ☐       a beneficial interest in

(i)               ☐       144A Global Note, or

(ii)              ☐       501 Global Note, or

(iii)             ☐        Reg S Global Note; or

(b)                      ☐        a Restricted Definitive Note.

2.      After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)                       ☐       a beneficial interest in the:

(i)           ☐       144A Global Note, or

(ii)               ☐       501 Global Note, or

(iii)              ☐        Reg S Global Note,

(iv)              ☐       Unrestricted Global Note; or

(b)                       ☐       a Restricted Definitive Note; or

(c)                        ☐      an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Peninsula Gaming, LLC
Peninsula Corp.
600 Star Brewery Drive, Suite 110
Dubuque, Iowa  52001

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Re:  10.750% Senior Unsecured Notes due 2017

Dear Sirs:

Reference is hereby made to the Indenture, dated as of August 6, 2009 (the “Indenture”), between Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)     ☐             Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

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(b)     ☐               Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)     ☐                Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)     ☐                Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)      ☐                Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United

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States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)      ☐              Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:  [CHECK ONE]   ☐  144A Global Note,   ☐    Reg S Global Note, or   ☐   501 Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[signature page follows]

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

__________________________
[Insert Name of Owner]

By:_______________________
  Name:
  Title:

Dated:________________

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EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

Peninsula Gaming, LLC
Peninsula Corp.
600 Star Brewery Drive, Suite 110
Dubuque, Iowa  52001

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292

Re:  10.750% Senior Unsecured Notes due 2017

Dear Sirs:

Reference is hereby made to the Indenture, dated as of August 6, 2009 (the “Indenture”), between Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D)

                                                                                                          D-1
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outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing a Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) over which we exercise sole investment discretion.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[signature page follows]

D-2
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You and the Issuers and the Subsidiary Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_______________________________                                                                Dated: __________________, ____
[Insert Name of Accredited Investor]

By:_______________________________

Name:
Title:

D-3
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EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT
SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ____, among ___________________ (the “Guaranteeing Subsidiary”), Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture hereinafter referred to), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the Subsidiary Guarantors (as defined therein) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of  August 6, 2009, providing for the issuance of 10.750% Senior Unsecured Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Subsidiary Guaranty in the form of Exhibit A to the Indenture endorsed on the Notes pursuant to which it shall unconditionally guaranty all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guaranty”); and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Joinder to Indenture.  The Guaranteeing Susidiary hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.

3.           Agreement to Subsidiary Guaranty.  The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Subsidiary Guaranty Obligations, which

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include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and payment of expenses, and the due and punctual performance of all other obligations of the Issuers, to the Holders or the Trustee under the Notes, the Indenture and the Registration Rights Agreement (including fees and expenses or other) all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations under the Notes, the Indenture and the Registration Rights Agreement, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise.

The obligations of the Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty.

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees including the Subsidiary Guaranty evidence hereby.

This is a continuing Subsidiary Guaranty and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Subsidiary Guaranty of payment and performance and not of collectibility.

The obligations of the Guaranteeing Subsidiary under its Subsidiary Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

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4.           NEW YORK LAW TO GOVERN AND CONSENT TO JURISDICTION.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS SUPPLEMENTAL INDENTURE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND  AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE ISSUERS:
Peninsula Gaming, LLC

By: _________________________________
Name:
Title:

Peninsula Gaming Corp.

By: _________________________________
Name:
Title:

GUARANTEEING SUBSIDIARY:
NAME:

By: _________________________________
Name:
Title:

THE TRUSTEE:
U.S. Bank National Association

By: _________________________________
Name:
Title:

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